UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant ss. 240.14a-12

                                GREATBATCH, INC.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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

                                GREATBATCH, INC.
                               10000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031

April 23, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Tuesday, May 20, 2008 at 10:00 a.m. at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company's 2007 Annual Report and 2007 Form 10-K. We encourage you to read these documents. They include information on the company's operations, markets and products, as well as the company's audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,


/s/ Bill R. Sanford

Bill R. Sanford
Chairman of the Board


/s/ Thomas J. Hook

Thomas J. Hook
President & Chief Executive Officer

                                GREATBATCH, INC.
                               10000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 20, 2008

        THE GREATBATCH, INC. 2008 PROXY STATEMENT, 2007 ANNUAL REPORT AND
                      2007 FORM 10-K ARE ALSO AVAILABLE AT
         http://phx.corporate-ir.net/phoenix.zhtml?c=122233&p=irol-proxy

To the Stockholders of Greatbatch, Inc.:

The Annual Meeting of the Stockholders of Greatbatch, Inc. will be held at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, on Tuesday, May 20, 2008 at 10:00 a.m. for the following purposes:

1.    To elect nine directors;

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2008; and

3. To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determining the stockholders who have the right to notice of and to vote at the Annual Meeting.

                                     By Order of the Board of Directors,


                                     /s/ Timothy G. McEvoy

                                     Timothy G. McEvoy
                                     Vice President, General Counsel & Secretary

Clarence, New York
April 23, 2008

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

                                GREATBATCH, INC.
                               10000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031

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                                 PROXY STATEMENT

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                                TABLE OF CONTENTS

                                               Contents                                           Page
                                               --------                                           ----
  Introduction                                                                                      2

  Voting Rights                                                                                     2

  Principal Beneficial Owners of Shares                                                             3

  Company Proposals                                                                                 4
      Proposal 1 - Election of Directors                                                            4
      Proposal 2 - Ratification of the Appointment of
                     Independent Registered Public Accounting Firm                                  5

  Stock Ownership by Directors and Executive Officers                                               6
        Section 16(a) Beneficial Ownership Reporting Requirements                                   8

  Executive Compensation - Compensation Discussion and Analysis                                     8
        Overview                                                                                    8
      Compensation Committee Practices and Procedures                                               9
      Competitive Market Review                                                                     9
        Base Salary                                                                                10
        Annual Cash Incentives                                                                     11
        Long-Term Equity Awards                                                                    12
        Retirement and Change in Control Agreements                                                15
        Other Personal Benefits                                                                    17
        Employment Agreements                                                                      18
        Compensation and Organization Committee Report                                             18

  Compensation Tables                                                                              19
        Summary Compensation Table                                                                 19
      2007 Grants of Plan-Based Awards                                                             20
      Outstanding Equity Awards at 2007 Fiscal Year-End                                            21
       2007 Option Exercises and Stock Vested                                                      24

  Corporate Governance and Board Matters                                                           24
        Board Independence                                                                         24
        Meetings and Committees of the Board                                                       25
        Executive Sessions of the Board                                                            26
        Communications with the Board                                                              26
        Compensation and Organization Committee Interlocks and Insider Participation               26
        Director Compensation                                                                      26
        Related Person Transactions                                                                28
        Audit Committee Report                                                                     28

  Stockholder Proposals                                                                            29

  Other Matters                                                                                    29

                                 PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Greatbatch, Inc. (the "Company") of proxies in the accompanying form for use at the 2008 Annual Meeting of Stockholders or any adjournment or adjournments thereof. The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby.

The Annual Meeting of Stockholders of the Company will be held at 10:00 a.m. on May 20, 2008 at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202. The Company's mailing address is 10000 Wehrle Drive, Clarence, New York 14031, and its telephone number is (716) 759-5600.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 23, 2008. A copy of the Company's 2007 Annual Report and 2007 Form 10-K, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Standard Time, on April 4, 2008 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 22,867,829 shares of common stock, $0.001 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote. An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the "401(k) Plan") is entitled to vote the Common Stock allocated to that account.

Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. An individual with a beneficial interest in the 401(k) Plan may give directions to the trustee of the 401(k) Plan, or its designated representative, as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Timothy G. McEvoy, the Company's Secretary, at the Company's mailing address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder's direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR" and in favor of ratifying the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as the independent registered public accounting firm of the Company for fiscal year 2008.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes, abstentions and directions to withhold authority will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting.

The vote of a majority of the votes cast at the meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2008, assuming a quorum is present or represented at the meeting. In determining whether the proposal has received the requisite number of affirmative votes, an abstention with respect to the ratification of Deloitte & Touche as the independent registered public accounting firm of the Company will be counted and will have the same effect as a vote against. Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the ratification of Deloitte & Touche as the independent registered public accounting firm of the Company.

Principal Beneficial Owners of Shares

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock as of April 4, 2008.

                            Name and Address of                                  Number of Shares             Percent
                             Beneficial Owner                                   Beneficially Owned           of Class
                             ----------------                                   ------------------           --------
FMR LLC, Fidelity Management & Research Company,
   Edward C. Johnson 3d and Magellan Fund(1)...........................              2,181,700                 9.4%
   82 Devonshire Street
   Boston, MA 02109
Dimensional Fund Advisors LP(2)........................................              1,409,014                 6.1%
   1299 Ocean Avenue
   Santa Monica, CA 90401
Capital Research Global Investors(3)...................................              1,395,600                 6.0%
   333 South Hope Street
   Los Angeles, CA 90071
 Franklin Resources, Inc.(4)...........................................              1,209,844                 5.2%
   One Franklin Parkway
   San Mateo, CA 94403

(1) FMR LLC ("FMR"), Fidelity Management & Research Company, ("Fidelity"), Edward C. Johnson 3d ("Johnson"), and Magellan Fund filed a Schedule 13G/A dated February 14, 2008. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G/A. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "Advisers Act"), is the beneficial owner of 2,181,700 shares of the Company's Common Stock as a result of acting as investment adviser to various investment companies registered under
      Section 8 of the Investment Company Act of 1940 ("ICA"). The ownership of one investment company, Magellan Fund, amounted to 2,181,700 shares of the Company's Common Stock. Johnson and FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of 2,181,700 of these shares. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. Through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the ICA, to form a controlling group with respect to FMR.

(2) Dimensional Fund Advisors LP ("Dimensional") filed a Schedule 13G/A dated February 6, 2008. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G/A. Dimensional is an investment advisor registered under
      Section 203 of the Advisers Act, furnishes investment advice to four investment companies registered under the ICA, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported are owned by the Funds.

(3) Capital Research Global Investors ("CRGI"), a division of Capital Research and Management Company filed a Schedule 13G on February 12, 2008. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. CRGI is an investment adviser deemed to be the beneficial owner of 1,395,600 shares of the Company's Common Stock as a result of acting as investment adviser to various investment companies registered under
      Section 8 of the ICA. In its filing, CRGI disclaims beneficial ownership pursuant to Rule 13d-4.

(4) Franklin Resources, Inc. filed a Schedule 13G/A dated February 4, 2008. The beneficial ownership information presented is based solely on the
      Schedule 13G/A. The reported securities are owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc.

                                COMPANY PROPOSALS

Proposal 1 - Election of Directors

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of the Company of the following nine persons recommended by the Board of Directors (the "Board"), to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2007 Annual Meeting of Stockholders, except for Mr. Melia, who was appointed as a director effective August 6, 2007 and Dr. Wisniewski who was appointed as a director effective March 3, 2008.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 59, is a member and Chair of the Corporate Governance and Nominating Committee, a member of the Science and Technology Development Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of the Personal Care Products Council, a Washington, D.C. based trade association that represents the personal care products industry globally, since April 2005. She served as President and Chief Executive Officer of AdvaMed, the world's largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, Ms. Bailey served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. She is a director of MedCath Corporation, a national provider of cardiovascular services, and a member of the board of trustees of Franklin and Marshall College.

Thomas J. Hook is 45, is a member of the Science and Technology Development Committee, and has been a director since 2006.

Mr. Hook is the Company's President and Chief Executive Officer. Prior to August 2006, he was the Company's Chief Operating Officer, a position he held upon joining the Company in September 2004. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he had served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. He is a director of Central Radiopharmaceuticals, Inc. and serves on the audit committee of that board, Intelect Medical, Inc. and the Buffalo-Niagara Partnership. Mr. Hook is also a member of the board of trustees of St. Bonaventure University.

Kevin C. Melia is 60, is a member of the Science and Technology Development Committee, a member of the Audit Committee, and has been a director since 2007.

Mr. Melia is the Non-Executive Chairman of IONA Technologies PLC, a leading middleware software company, a position he has held since 2003. From 2003 until November of 2007, he also was the Non-Executive Chairman of A.Net (formerly Lightbridge Inc.), an e-payment company. Mr. Melia was the co-founder, Chairman and Chief Executive Officer of Manufacturers' Services Ltd. ("MSL") from June 1994 to January 2003, a leading company in the electronics manufacturing services Industry. Prior to establishing MSL, he held a number of senior executive positions over a five-year period at Sun Microsystems. Mr. Melia also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. He is a director of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets. Mr. Melia also is a joint managing director of Boulder Brook Partners LLC, a private investment company and a member of the board of directors of C&S Wholesale Grocers.

Dr. Joseph A. Miller, Jr. is 66, is a member and Chair of the Science and Technology Development Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2003.

Dr. Miller is Executive Vice President and Chief Technology Officer for Corning, Inc. Before joining Corning in 2002, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001 and held various executive positions with that company prior to that time. Dr. Miller also serves on the board of directors of Dow Corning Corporation and serves on the corporate responsibility committee of that board.

Bill R. Sanford is 64, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is the Chairman of Symark LLC, a technology commercialization and business development company he founded in 1979. He is Executive Founder and retired Chairman and Chief Executive Officer of STERIS Corporation, a global provider of infection and contamination prevention systems, products, services and technologies. Mr. Sanford serves on the board of directors of KeyCorp and on the risk management and nominating and corporate governance committees of that board. He is also a director of several early stage private technology companies and not-for-profit organizations.

Peter H. Soderberg is 61, is a member of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Mr. Soderberg is President and Chief Executive Officer of Hillenbrand Industries, Inc. and Hill-Rom Company, Inc. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and prior to that, Chief Operating Officer of Welch Allyn's medical products business. Mr. Soderberg serves on the board of directors of Hillenbrand Industries, Inc., Constellation Brands, Inc. and AdvaMed.

William B. Summers, Jr. is 57, is a member and Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM, Inc. and is a member of its audit and executive committees, and on the board of directors of Developers Diversified Realty, Inc. and is a member of its audit, compensation and pricing committees. He also serves on the advisory boards of Molded Fiberglass Companies, Dix & Eaton and MAI Wealth Advisors LLC. Mr. Summers also serves on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace College and United Way of Greater Cleveland.

John P. Wareham is 66, is a member of the Science and Technology Development Committee, a member of the Audit Committee, and has been a director since 2004.

Mr. Wareham retired as Beckman Coulter, Inc.'s Chairman in April 2005 and as its Chief Executive Officer in February 2005 after having held a number of positions with the company beginning in 1984. Mr. Wareham is currently the Non-Executive Chairman of STERIS Corporation and serves on the compensation committee of that board. He also serves on the board of ResMed Corporation and its audit and governance committees and on the board of Accuray Incorporated.

Dr. Helena S. Wisniewski is 58, is a member of the Science and Technology Development Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2008.

Dr. Wisniewski is Vice President, Research and Enterprise Development at the Stevens Institute of Technology, a position she has held since 2004. She also is Chief Executive Officer of Castle Point Holdings, a company that invests in technology companies. Prior to joining the Stevens Institute, Dr. Wisniewski was Chief Executive Officer and Chairman of Aurora Biometrics, a company she founded in 2000. Before that, she was a senior executive at Lockheed Corporation and a Vice President of Titan Corporation. Dr. Wisniewski is Chairman of Attila Technologies, LLC, a company that provides continuous broadband on-demand communication, and a director of several other technology companies. She recently was appointed by the Secretary of the Navy to the Naval Research Advisory Committee.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
               THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

On recommendation of the Audit Committee, the accounting firm of Deloitte & Touche has been appointed by the Board as the Company's independent registered public accounting firm for fiscal year 2008, a capacity in which it has served since 2000. Although stockholder approval of the selection of the independent registered public accounting firm is not required by law, the Company has determined that it is desirable to request that the stockholders ratify appointment of Deloitte & Touche as the Company's independent registered public accounting firm for fiscal year 2008. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company's and its stockholders' best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company's and its stockholders' best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Audit Fees. The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2007 and 2006:

                                                  2007           2006
                                               -----------    -----------
      Audit Fees(1)                            $   981,000    $   626,600
      Audit-Related Fees(2)                         18,900          3,500
                                               -----------    -----------
         Total Audit and Audit-Related Fees        999,900        630,100
      Tax Fees(3)                                   24,800         95,900
      All Other Fees(4)                              2,100             --
                                               -----------    -----------
         Total Fees                            $ 1,026,800    $   726,000
                                               ===========    ===========

(1) The amounts indicated represent fees billed by Deloitte & Touche for services rendered for the audit of the Company's annual consolidated financial statements and for its review of the Company's quarterly condensed consolidated financial statements.
(2) The amounts indicated represent fees billed by Deloitte & Touche for audit-related services, including services related to review of Securities and Exchange Commission comment letters and registration statements.
(3) The amounts indicated represent fees billed by Deloitte & Touche for tax compliance, planning and consulting.
(4) The amounts indicated represent fees billed by Deloitte & Touche for due diligence services.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Charter of the Audit Committee (Section III.10), the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company's independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(c)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above provided by Deloitte & Touche were approved by the Audit Committee under the de minimis exception provided under Securities and Exchange Commission Regulation S-X, Rule 2-01(c)(7)(i)(c).

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
       INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"), and by all directors and executive officers as a group is set forth in the following table as of April 4, 2008, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

Name of Beneficial Owner                                             Number of Shares      Percent of Class
Pamela G. Bailey(1).........................................              32,624                  *
Thomas J. Hook(2)...........................................             178,257                  *
Kevin C. Melia(3)...........................................               5,594                  *
Dr. Joseph A. Miller, Jr.(4)................................              25,508                  *
Bill R. Sanford(5)..........................................              63,727                  *
Peter H. Soderberg(6).......................................              31,588                  *
Thomas S. Summer(7).........................................              26,644                  *
William B. Summers, Jr.(8)..................................              42,166                  *
John P. Wareham(9)..........................................              24,745                  *
Dr. Helena S. Wisniewski(10)................................               2,482                  *
Thomas J. Mazza(11).........................................              45,603                  *
Mauricio Arellano(12).......................................              40,451                  *
Susan M. Bratton(13)........................................             112,224                  *
Susan H. Campbell(14).......................................              46,153                  *
All Directors and Executive Officers as a group (20 persons)             789,582                3.4%

(1) Includes (i) 23,085 shares Ms. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 3,021 shares awarded to her under the Company's 2005 Stock Incentive Plan; and (iii) 6,518 shares directly held by her.

(2) Includes (i) 74,418 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 96,294 shares awarded to him under the Company's 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 1,683 shares allocated to his account under the 401(k) Plan; and (iv) 5,862 shares directly held by him.

(3) Includes (i) 1,944 shares Mr. Melia has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 629 shares directly held by him.

(4) Includes (i) 17,835 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 4,652 shares directly held by him.

(5) Includes (i) 25,029 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 4,531 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 34,167 shares directly held by him.

(6) Includes (i) 23,085 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 5,482 shares directly held by him.

(7) Includes (i) 18,085 shares Mr. Summer has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 5,538 shares directly held by him.

(8) Includes (i) 23,085 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 16,060 shares directly held by him.

(9) Includes (i) 17,585 shares Mr. Wareham has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 3,021 shares awarded to him under the Company's 2005 Stock Incentive Plan; and (iii) 4,139 shares directly held by him.

(10) Includes 2,482 shares Dr. Wisniewski had awarded to her under the Company's 2005 Stock Incentive Plan.

(11) Includes (i) 22,564 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008; (ii) 19,711 shares awarded to him under the Company's 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 1,890 shares allocated to his account under the 401(k) Plan; and (iv) 1,438 shares directly held by him.

(12) Includes (i) 19,081 shares Mr. Arellano has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 18,365 shares awarded to him under the Company's 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 1,767 shares allocated to his account under the 401(k) Plan; and (iv) 1,238 shares directly held by him.

(13) Includes (i) 40,113 shares Ms. Bratton has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 17,895 shares awarded to her under the Company's 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 4,046 shares allocated to her account under the 401(k) Plan; and (iv) 50,170 shares directly held by her.

(14) Includes (i) 23,883 shares Ms. Campbell has the right to acquire pursuant to options exercisable currently or within 60 days after April 4, 2008;
      (ii) 18,309 shares awarded to her under the Company's 2002 Restricted Stock Plan and 2005 Stock Incentive Plan; (iii) 1,960 shares allocated to her account under the 401(k) Plan; and (iv) 2,001 shares directly held by her.

*     Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company's directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. The Company believes that these filing requirements were satisfied by its directors and officers during 2007, except that Messrs. Arellano, Hook, Mazza, McEvoy and Voboril and Ms. Bratton and Ms. Campbell were each late in filing one report due to a change in reporting for the vesting of performance-based stock options. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

                             EXECUTIVE COMPENSATION
                      Compensation Discussion and Analysis

Overview

Our executive compensation programs are designed to be consistent with our compensation philosophy. Our philosophy is to provide senior level managers with a compensation package that is both competitive and encourages those executives to act in the best interest of our stockholders. To achieve this, we design our compensation programs to provide fixed cash and equity based compensation at the targeted competitive market median rate and performance or "at risk" cash and equity based compensation at above competitive market median rates if above competitive market median performance is achieved. In general, we believe that performance and equity based compensation should increase as a percentage of total direct compensation as salary grade levels increase. The ratio of the President & Chief Executive Officer's total direct compensation compared to the other Named Executive Officers is targeted to be within the range of the ratios observed in the Company's peer group of companies. By following this philosophy we believe we can attract and retain executives who have the appropriate skill set to carry out our strategic plans and attain both our short and long term financial and strategic goals. The following graphs depict the mix of cash (salary and annual cash incentive) vs. equity (LTIP and SALT) of compensation granted to our Named Executive Officers during 2007 assuming target level performance:

[PIE CHART INDICATED BELOW]

                                        Cash     Equity
President & CEO                          40%       60%
CFO                                      58%       42%
Business Leaders                         58%       42%

The following graphs depict the mix of time (salary and LTIP) vs. performance (annual cash incentive and SALT) based compensation granted to our Named Executive Officers during 2007 assuming target level performance:

[PIE CHART INDICATED BELOW]

                                      Time      Performance
President & CEO                        55%          45%
CFO                                    60%          40%
Business Leaders                       60%          40%

Our compensation programs are designed by management in collaboration with our Compensation Committee and approved by our Board. Our performance-driven compensation programs consist of the following cash and non-cash components:

      o     Base Salary
      o     Annual Cash Incentives
      o     Long-Term Equity Awards
      o     Retirement and Change in Control Agreements
      o     Other Personal Benefits

Other than as discussed within this section, we do not believe the compensation for our Named Executive Officers in 2008 will change materially from 2007.

Compensation Committee Practices and Procedures

Management, in collaboration with the Compensation Committee, is responsible for the design and administration of our compensation programs with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided. Historically, the Compensation Committee has directly engaged Ernst & Young LLP to advise the Company on these matters. Consistent with corporate governance best practices, beginning in 2007 management began utilizing PricewaterhouseCoopers LLP as an external compensation consultant. During 2007, Ernst & Young served as the independent advisors to the Compensation Committee in matters of executive compensation and benefits in response to recommendations made by management in collaboration with PricewaterhouseCoopers. A representative of Ernst & Young was present in person or by telephone for four out of the seven meetings held by the Compensation Committee during 2007. Representatives from PricewaterhouseCoopers did not attend any of the Compensation Committee meetings.

The Compensation Committee is also responsible for recommending to the Board for approval the performance and merit adjustments for our President & Chief Executive Officer. For the remaining Named Executive Officers, the President & Chief Executive Officer makes recommendations regarding performance and merit adjustments to the Compensation Committee for approval. Grants of equity-based compensation are determined by management in collaboration with the Compensation Committee and approved by the Board in accordance with approved equity grant guidelines previously established by the Compensation Committee with market data assistance from Ernst & Young.

During 2007, Thomas J. Hook, President & Chief Executive Officer, Thomas J. Mazza, Senior Vice President & Chief Financial Officer, Barbara M. Davis, Vice President of Human Resources and Timothy G. McEvoy, Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee. These executives were excused from meetings when items pertaining to their individual compensation were discussed.

Competitive Market Review

As one factor in considering approval of levels and elements of our compensation programs, the Compensation Committee compares our compensation programs and performance against an approved peer group of companies. The peer group, which is periodically reviewed and updated by the Compensation Committee, consists of fifteen publicly traded companies that are similar in size and in similar industries as the Company and with whom we may compete for executive talent. The companies comprising our compensation peer group, which was last changed in 2007, are:

Arrow International, Inc.                           SonoSite, Inc.
CONMED Corporation                                  Symmetry Medical, Inc.
Cyberonics, Inc.                                    Thoratec Corporation
Datascope Corporation                               Viasys Healthcare, Inc.
DJO, Inc.                                           Vital Signs, Inc.
Ev3, Inc.                                           Wright Medical Group, Inc.
Integra LifeSciences Holdings Corp.                 ZOLL Medical Corporation
Merit Medical Systems, Inc.

For 2008, the following changes were made to our peer group:

        Additions                                           Deletions
        ---------                                           ---------
CTS Corporation                                     Arrow International, Inc.
Edwards Lifesciences Corp.                          Cyberonics, Inc.
ResMed Inc.                                         Viasys Healthcare, Inc.

The additions for 2008 were made to replace the companies deleted from the peer group in order to maintain the number of companies at fifteen. We believe that this is an appropriate size for a peer group in order to get a representative sample of our market yet keeping the size of the peer group at a manageable level for analysis purposes. We believe the new companies (1) have relevant overlap with our industry, customers and products, (2) are similar in size and
(3) have key metrics that are consistent with our high growth strategy. The key metrics considered included revenue size and growth rate, EPS growth, average gross margins, enterprise value, EBITDA/enterprise value and revenue/enterprise value. Two of the companies deleted from the peer group were removed as they were acquired during 2007. The last company was removed as we believed that it no longer exhibited the above attributes.

Our total compensation packages are based upon a 2007 market study performed by Ernst & Young utilizing compensation peer group data supplemented by market survey data. This study was updated in 2008 taking into consideration the revised peer group which reflects our significant growth and complexity as an organization as well as updated blended survey data from the sources cited below.

The 2007 market study provided base salary, total cash compensation and total direct compensation based upon our peer group proxy data and blended publicly available 2006 survey data trended to 2007 as follows:

                              Title                          Publisher            Year
                              -----                          ---------            ----
   Economic Research Institute                                  ERI               2006
   Mercer Executive Compensation Survey                  William M. Mercer        2006
   Top/Middle Management Compensation Calculator           Watson Wyatt         2006/2007

In determining recommended compensation levels, the Ernst & Young analysis for 2008 utilized various analytical tools including total remuneration analysis, tally sheets, internal pay equity analysis and equity wealth accumulation and sensitivity analysis. In making final compensation decisions for 2008, the Compensation Committee considered all of theses analyses. While the Compensation Committee has utilized tally sheets historically since 2005, the Compensation Committee did not utilize these analytical tools for determining pay in 2007. The Compensation Committee has determined that, absent a meaningful change in circumstances, such tools should be utilized on a periodic, as opposed to annual, basis.

When setting performance goals for our annual cash incentive and long-term equity programs, the Compensation Committee, with input from management, considers the performance of our three largest customers supplemented by performance information for our peer group as well as relevant market indices. We believe the performance of our three largest customers should be considered since they account for 67% of our sales. Additionally, we believe broader market indices are appropriate for consideration in establishing future performance metrics given that the peer group companies above do not have businesses that are exactly comparable to ours. The market indices considered include:

      o High and low revenue growth rates as published by Morgan Stanley, Lehman Brothers, Bank of America, Bear Sterns and Merrill Lynch;
      o     Neuromodulation Forecast; and
      o     Oil & Gas Market Growth (as a proxy for our Commercial Power
            Segment).

Base Salary

We want to provide senior level managers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with the Company and the level of responsibility and complexity of their position. The target salary for our senior level managers is based in part on the competitive market median of our compensation peer group, supplemented by published survey data (the "competitive market"). Our general practice is to be within 90% to 110% of the competitive market median. Actual base salaries may differ from the competitive market median target as a result of various factors including length of service, the level of responsibility and complexity of their position, prior individual performance and expected future contributions, internal equity within our Company and the degree of difficulty in replacing the individual. The base salaries of senior level managers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the median competitive market rates.

The 2007 bases salaries for our Named Executive Officers compared to our peer group market median are as follows:

                                                          % of Peer Group
                                     Base Salary           Market Median
                                     -----------           -------------
     Thomas J. Hook                    $452,800                   115%
     Thomas J. Mazza                    255,800                   111%
     Mauricio Arellano                  235,800                   101%
     Susan M. Bratton                   235,800                   101%
     Susan H. Campbell                  235,800                   101%

The 2008 bases salaries for our Named Executive Officers compared to the 2008 market median are as follows. Note that this comparison was versus the revised peer group for 2008 which, as discussed in the Competitive Market Review section, reflects our significant growth and complexity as an organization:

                                                          % of Competitive
                                     Base Salary           Market Median
                                     -----------           -------------
     Thomas J. Hook                    $475,000                   104%
     Thomas J. Mazza                    262,000                   106%
     Mauricio Arellano                  249,000                   87%
     Susan M. Bratton                   242,000                   84%
     Susan H. Campbell                  249,000                   87%

Annual Cash Incentives

Overview. The payment of annual cash incentives is formula-based and is governed by our Short-Term Incentive Compensation Program ("STIC Program"). The objective of the STIC Program is to provide a target level of cash compensation that is based upon the achievement of internal Company performance objectives which takes into consideration the competitive market median performance with the opportunity for above median compensation for above median performance up to 65% to 75% of the competitive market.

Employees at the manager level or above are eligible to participate in our STIC Program. STIC Program awards for the Company's executive officers are based upon Company-wide performance goals. For all other levels, STIC Program awards are primarily based upon the achievement of specific individual operational goals, although Company-wide performance is also a factor. As a result, this component of compensation can be highly variable from year to year.

STIC Program awards are calculated based upon the following formulas:

Total Available Award (TAA) = (Base Salary x Individual STIC %) x STIC Funding % Actual Award = ((TAA x 75%) x Individual Performance %) + (TAA x 25%)

STIC Funding %. Overall funding of the STIC Program is based upon a Company-wide performance measure as recommended by the Compensation Committee and approved by the Board at the first meeting of every year. This measure is subject to adjustment based upon Compensation Committee-approved unusual or extraordinary items that were not contemplated when the performance measure was set. Funding of the STIC Program is calculated in accordance with the following scale:

      Achievement of Performance Measure             Funding %
      ----------------------------------             ---------
                   0% - 75%                              0%
                      75%                               50%
                   76% - 99%                         50% - 100%
                     100%                               100%
                  101% - 132%                       100% - 200%
                     133%                          200% (Maximum)

This funding model was generally designed to provide stockholders with a three-to-one payout ratio compared to management. That is for every four dollars earned above the target, one dollar is paid in additional incentive compensation to fund the STIC Program, up to the maximum threshold. Thus, three dollars are returned to the stockholders in the form of reinvestment in the business.

For 2007, the STIC Program funding performance measure was adjusted earnings per share ("Adjusted EPS") of $1.30 per share. We selected Adjusted EPS because of its direct correlation with the interests of our stockholders. In establishing this measure, the Compensation Committee considered both the 2007 budget, the three-year compound annual growth rate the 2007 measure would provide and how that growth rate compared to our competitive market. Achievement at the 100% target level was deemed to be a "realistic" goal for senior level managers and any amount greater than the target was believed to be a "stretch" goal. As a result of stronger than expected financial performance, for 2007 the STIC Program was funded at 140% of the target, based upon the Company achieving Adjusted EPS that was 113% of the target or $1.47 per share. The main difference between the 2007 Adjusted EPS and our EPS under generally accepted accounting principles ("GAAP") of $0.67 per share is the exclusion of non-recurring acquisition related charges (mainly in-process research and development and inventory step-up amortization), costs incurred related to our consolidation initiatives, and gain on the extinguishment of our debt, all of which were not included in the original STIC target. All of these adjustments were reviewed and approved by the Compensation Committee.

For 2006, the STIC Program funding performance measure was Adjusted EPS of $1.05 per share. As a result of stronger than expected financial performance, the 2006 STIC Program was funded at 190% of the target, based upon the Company achieving Adjusted EPS that was 131% of the target or $1.38 per share. The main difference between the 2006 Adjusted EPS and our EPS under generally accepted accounting principals of $0.73 per share is the exclusion of costs incurred related to our consolidation initiatives and costs associated with stock-based compensation which were not included in the original STIC target. All of these adjustments were reviewed and approved by the Compensation Committee.

Individual STIC %. Individual cash incentives are calculated by multiplying the funding percentage by the individual's target payout. The individual target payout was determined by the Compensation Committee in order to provide targeted total cash compensation (base salary + cash incentive) at the median of our competitive market and between the 65th and 75th percentile of our competitive market for above competitive market median performance.

The target payout as a percentage of base salary for our Named Executive Officers is as follows:

                                        2006      2007(1)     2008
                                        ----      -------     ----
     o        President & CEO            80%        80%        80%
     o        CFO                        70%        65%        70%(2)
     o        Business Leaders           65%        65%(3)     65%

(1) Consistent with a decision made in late 2004, in 2007 the Compensation Committee continued to reduce the annual cash incentive target payout percentages for certain senior level managers and increase the level of equity based compensation. This was done to better align the mix between cash and equity based and between short-term and long-term compensation with our competitive market.
(2)   Includes a promotional increase in 2008.
(3)   Includes a promotional increase in 2007.

Actual annual cash incentive awards may differ from the target payout as a result of the achievement of individual business unit and functional goals (Individual Performance %), which impact 75% of the actual award and cannot exceed 100%. The remaining 25% of the award is determined by the achievement of the Company performance target (same as funding target). In general, the higher the salary grade of an employee, the more the individual performance goals are based upon the performance of the Company. The Company's executive officers' individual performance goals are based on overall Company performance.

The STIC Program for our Named Executive Officers was included in our 2007 proxy statement and approved by our stockholders in order to meet the requirements for an income tax deduction under Internal Revenue Code ("IRC") ss.162(m). Under IRC ss.162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Currently our STIC Program is designed to meet these requirements. Historically, our deductions for executive compensation were not limited by IRC ss.162(m), except in isolated circumstances.

Long-Term Equity Awards

Overview. In addition to cash incentives, we also compensate senior level managers with long-term equity awards. These awards are designed to align management's performance with the interest of our stockholders. Additionally, they are used as a recruiting and retention tool for key managers. Historically we granted equity awards under various existing equity compensation plans, including the following: (1) the 1997 Stock Option Plan; (2) the 1998 Stock Option Plan; (3) the 1999 Non-Employee Director Stock Option Plan; (4) the 2002 Restricted Stock Plan; and (5) the 2005 Stock Incentive Plan. A proposal was included in our 2007 proxy statement and approved by our stockholders which increased the shares available for issuance under the 2005 Stock Incentive Plan by 1,450,000 shares and froze all of our outstanding equity plans except the 2005 Stock Incentive Plan.

The award of equity based compensation is both discretionary and formula-based as described in our Long-Term Incentive Award Program ("LTIP Program") and Supplemental Annual Long-Term Incentive Award Program ("SALT Program"). The objective of the LTIP and SALT Programs is to provide total direct compensation (total cash compensation + equity based compensation) at the median of our competitive market and up to the 75th percentile of our competitive market for performance above the competitive market median.

In addition to LTIP and SALT Program awards, all managers and above are eligible for equity awards at the time of hire, upon promotion and for special recognition or significant changes in responsibility.

Our equity-based compensation plans and awards are designed and administered by management in collaboration with the Compensation Committee and subject to the approval of our Board. Historically, we have granted employees equity-based compensation in the form of non-qualified and incentive stock options and restricted stock. The LTIP and SALT Program awards are generally issued before April of every year once financial results from the prior year and performance targets for the current and future years are determined. Equity awards issued for recognition or newly hired or newly promoted employees are typically granted at the next scheduled Board meeting following the event date. The Board typically meets five times per year based upon a schedule determined several months in advance. Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental. All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date, which is the Board meeting date.

Except as described in the "Employment Agreement" and "Executive Retirement Guidelines" sections, all unvested stock-based awards expire upon death, disability, termination by employee and termination by the Company, other than for cause. Upon termination for cause, all outstanding stock-based awards expire immediately. Upon death, disability, termination by employee and termination by the Company, other than for cause, all vested stock-based awards expire at various times, up to one year, based upon the termination reason and the equity plan they were awarded from. In the event of a change in control, all unvested time-based equity awards immediately vest. See further discussion regarding change of control in the "Change in Control Agreements" section.

We believe that compensation from our stock options granted under the 2005 Stock Incentive Plan are deductible and not limited by IRC ss.162(m). Our deductions for restricted stock grants may be limited in the future under IRC ss.162(m).

LTIP Program. The objective of the LTIP Program is to provide a fixed level of equity-based compensation at the median of our competitive market and adjusted for individual performance. The 2007 LTIP Program awards were determined based upon the following formula:

     Total Available Shares (TAS) = (Base Salary x Individual LTIP %) / Black Scholes Value
     Actual Share Payout = TAS x Individual Performance %

     Non-Qualified Stock Option Grant = Actual Share Payout x 1/2
     Restricted Stock Grant = (Actual Share Payout x 1/2) / 2.5

Individual LTIP %. The target grant of LTIP Program equity awards as a percentage of base salary for our Named Executive Officers is as follows. The target number of shares is calculated using the Black Scholes value of our stock on the date of grant:

                                          2006       2007(1)       2008
                                          ----       -------       ----
     o        President & CEO             125%        150%         150%
     o        CFO                          60%         70%          80%(2)
     o        Business Leaders             50%         70%(3)       70%

(1) Consistent with a decision made in late 2004, in 2007 the Compensation Committee continued to reduce the annual cash incentive target payout percentages for certain senior level managers and increase the level of equity based compensation. This was done to better align the mix between cash and equity based and between short-term and long-term compensation with our competitive market.
(2)   Includes a promotional increase in 2008.
(3)   Includes a promotional increase in 2007.

The actual amount of awards granted may differ from the target percentage as a result of the consideration by the Compensation Committee of individual business unit and functional goals (Individual Performance %). The individual performance percentage that may be taken into account by the Compensation Committee is the same individual performance percentage used to calculate annual cash incentive awards under the STIC Program.

The 2007 LTIP Program awards were granted in the form of non-qualified stock options (one-half payout target) and restricted stock (one-half payout target) with the restricted stock being converted on a 2.5 to 1 ratio. This ratio was used as restricted stock was valued at approximately 2.5x the Black Scholes value of our stock options and was intended to reflect the difference in value between restricted stock and stock options. The mix between stock options and restricted stock was determined by management in collaboration with the Compensation Committee in their desire to balance between share ownership and potential future dilution to stockholders.

In order to simplify the LTIP formula, in 2008 the 2.5 restricted stock ratio was removed from the formula. The restricted stock portion of the LTIP grant for 2008 was calculated as follows:

      (Base Salary x Individual LTIP % x Individual Performance % x 1/2) / closing stock price on the date of grant.

LTIP Program stock option awards vest 25% at the end of each year, including the year of grant. The LTIP Program restricted stock awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth years.

SALT Program. The objective of the SALT Program is to provide a supplemental award that targets total direct compensation up to the 75th percentile of our competitive market if 75th percentile performance goals, set at the beginning of the period, are met. This is consistent with our philosophy of providing above competitive market median compensation for above competitive market median performance. The use of SALT Program awards puts a larger percentage of our Named Executive Officers pay in equity and "at risk," which we believe is appropriate and consistent with our compensation philosophy. SALT Program awards are determined based upon the following formula:

Actual Share Payout = (Base Salary x Individual SALT %) / Black Scholes Value

Individual SALT %. The SALT Program equity awards expressed as a percentage of base salary for our Named Executive Officers is as follows:

                                          2006      2007(1)      2008(2)
                                          ----      -------      -------
     o        President & CEO             100%       125%         175%
     o        CFO                          40%        50%          85%(3)
     o        Business Leaders             40%        50%(4)       70%

(1) Consistent with a decision made in late 2004, in 2007 the Compensation Committee continued to reduce the annual cash incentive target payout percentages for certain senior level managers and increase the level of equity based compensation. This was done to better align the mix between cash and equity based and between short-term and long-term compensation with our competitive market.
(2) Includes increase in order to bring total direct compensation up to the 75th percentile of the competitive market.
(3)   Includes a promotional increase in 2008.
(4)   Includes a promotional increase in 2007.

The target number of shares is calculated using the Black Scholes value of our stock on the date of grant. SALT Program awards are granted in the form of non-qualified stock options and are both time and performance based. Stock options vest either at 100% or 0% depending on whether or not the Company achieves certain three-year performance measures. If the performance measures are achieved, the awards are still subject to an additional one year service period. The form of the SALT Program awards is reviewed annually by the Compensation Committee. The 2007 SALT Program awards performance measures were as follows:

      o     2007 - 2009 cumulative revenue;
      o     2007 - 2009 cumulative operating income; and
      o     2007 - 2009 cumulative cash provided by operations.

These performance measures reflect our confidential strategic plan and we do not disclose the amount of these measures publicly for competitive reasons. These measures were chosen based upon the importance of these objectives in the achievement of our strategic plan, providing quality earnings and creating value for our stockholders. In setting these performance targets we also considered the performance of our peer group, market indices and our customer base with the intent that these goals represent stretch goals that would result in superior upper quartile performance relative to our customers and peers. Achievement of these targets is believed to be a "challenging" goal for our Company. If all three performance goals are met, the SALT awards will fully vest at the end of 2010. These performance measures are subject to adjustment based upon unusual or extraordinary items that were not contemplated when the performance measures were set. The Compensation Committee approves all adjustments.

2007 was the final performance year for the 2005 SALT award. During the three year period from 2005 to 2007, we earned cumulative revenues of $804 million and cumulative Adjusted EPS of $3.83. This compares to the 2005 grant metrics of $770 million and $3.51, respectively. Thus, in 2008 our Board approved the achievement of these metrics. The awards will fully vest on December 31, 2008 if continued employment is maintained up until that time. The difference between the cumulative revenue for the three year period from 2005 to 2007 and our revenues under GAAP of $831 million is the exclusion of revenue for acquired companies which were not included in the original SALT target. The main difference between the Adjusted EPS and our EPS under GAAP of $1.86 per share is the exclusion of non-recurring acquisition related charges (mainly in-process research and development and inventory step-up amortization), costs incurred related to our consolidation initiatives as well as the gain on the extinguishment of our debt, all of which were not included in the original SALT target. All of these adjustments were reviewed and approved by the Compensation Committee.

In 2008, the SALT Program was modified to remove the "all-or-none" vesting restriction relative to the achievement of the three performance metrics utilized in the SALT program. This change was made as, based upon our analysis in 2006, we found that none of our peer group was in the top 25% for all three metrics and only a few were in the top 25% for two of the three metrics. Thus, we believe that requiring upper quartile performance for all three metrics would not achieve our objective of awarding 75th percentile total compensation for 75th percentile performance. Starting in 2008, each metric will be tracked independently and achievement of one or more will allow for at least pro rata vesting of the award depending on how many of the metrics are achieved and the percentage achievement of the metrics which were not achieved. For example, if two of the performance goals are met and the third metric was only 90% of the target (and thus did not vest), then 2/3 of the award multiplied by 90% will vest. Additionally, beginning in 2008, the SALT targets will be adjusted to reflect acquisitions in addition to the unusual or extraordinary items that were not contemplated when the performance measures were set. This change was made in order to provide incentive for senior level managers to ensure acquisitions are successful.

Other Equity Based Compensation. In addition to the LTIP and SALT Programs, senior level managers may receive additional equity based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. Historically, these grants were made in the form of incentive stock options or restricted stock and are typically granted as a percentage of the respective employee's base salary. The amount of incentive stock options granted that become exercisable in any one year by an individual employee is subject to the $100,000 limit imposed by IRC ss.422(d). In 2007, these awards were made in the form of non-qualified stock options and restricted stock. Also during 2007, the Company's executive officers, except for the President and CEO who received a similar type grant upon his promotion in 2006, received a one-time restricted stock grant equal to 100% of their base salary. This grant will serve as an additional retention tool for the executive officers as they vest over four years (50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth years).

Share Ownership Guidelines. In order to better align the interests of our executives with the interests of our stockholders and to promote our commitment to sound corporate governance, in 2006 the Compensation Committee designed and the Board approved stock ownership guidelines for senior level managers and non-employee directors. These guidelines require non-employee directors to own at least $90,000 in shares of the Company. The ownership requirement for our current Named Executive Officers is calculated as a percentage of base salary as follows:

                                 Multiple of Base Salary
                                 -----------------------
        President & CEO                   5.0x
        CFO                               3.0x
        Business Leaders                  3.0x

The directors and executives are required to be in compliance with these guidelines within 5 years of becoming subject to the policy and "meaningful" progress must be made and is monitored throughout that time period.

The ownership guidelines also contain a holding period requirement for equity based awards. Non-employee directors are expected to hold all equity based awards, net of applicable taxes, until their tenure as a Board member has ended. Senior level managers are required to hold exercised stock options and vested restricted stock, net of applicable taxes, for one year following the exercise or vesting. For purposes of these guidelines, a 50% tax rate is assumed.

Retirement and Change in Control Agreements

Overview. We believe that it is in the best interest of our Company and stockholders to have the unbiased dedication of our executives, without the distraction of personal uncertainties such as retirement or a change in control. We have designed our senior level managers' retirement and other post-employment benefit programs to reduce such distraction. We believe that our programs allow for a "smooth" transition in the event of retirement or a change in control without providing "windfall" benefits to senior level managers. We also believe that these benefits are competitive with those of other comparable companies.

The components of our retirement and post-employment benefits program are as follows:

      o     Executive Retirement Guidelines
      o     401(k) Plan
      o     Change in Control Agreements

We do not offer our employees defined benefit pension, post-retirement or deferred compensation benefits. This decision was made as we believe that such plans are both undervalued by employees and more expensive to administer in comparison to the programs that we do offer. When designing our retirement and other post-employment benefit programs we consider IRC ss.409A and continue to evaluate our programs in light of the new guidance continuously being issued.

We currently do not have a formal severance plan for our employees. In the past, we have provided post-employment severance benefits to our employees who are terminated in connection with a reduction-in-force or corporate reorganization. Generally these benefit amounts are based upon length of service and position level with the Company. Future severance payments are at the discretion of management.

Executive Retirement Guidelines. Higher-level senior managers who are at least 59 1/2 with a combination of age and length of service equal to at least 69 1/2 are eligible to receive certain benefits under our Executive Retirement Guidelines. These guidelines have been approved by our Board and allow for the following:

      a. accelerated vesting of all outstanding time-based stock incentive awards;
      b. discretionary vesting of all outstanding performance-based stock incentive awards; and
      c. a discretionary extension of the time eligible to exercise outstanding stock options.

In exchange for these benefits, the executives are required to sign a two-year non-compete agreement. In order to be considered for these benefits, executives must submit a voluntary retirement request form at least one year prior to their anticipated retirement date and facilitate the transition of their responsibilities to their successor. All requests for retirement and benefits under our Executive Retirement Guidelines by Named Executive Officers are reviewed and approved by our Board.

401(k) Plan. Nearly all of our employees are eligible to participate in our defined contribution 401(k) plan. This plan provides for the deferral of employee compensation up to the maximum IRC limit and a discretionary Company match. In 2007, this match was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.

In addition to the discretionary contributions described above, employees are eligible to receive an additional discretionary contribution equal to 5% of their base salary to the 401(k) plan. This discretionary contribution is made in the form of Greatbatch stock and is subject to certain Internal Revenue Service limits.

Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by "highly compensated" employees will be returned to the respective employee in order to ensure compliance.

Participants immediately vest in their own contributions and earnings, and in the matching and stock contributions made by the Company.

Change in Control Agreements. We have entered into change in control agreements with our senior level managers, including our Named Executive Officers. These agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change of control. If the employee is terminated after the change of control, other than for death, disability, cause, or the executive terminates the agreement for good reason, then the executive will be entitled to certain benefits. The most significant components of those benefits are as follows:

      a.    two times annual salary;
      b. two times average bonus for the three year period prior to the date of termination;
      c. two times the Company's 5% discretionary contributions to the Company's 401(k) Plan;
      d.    $25,000 for outplacement services;
      e. continued coverage under the Company's medical and other benefit plans (i.e. education assistance, financial planning, physicals) for a period of two years; and
      f.    all time-based unvested equity awards immediately vest.

Based upon the hypothetical termination date of December 28, 2007, the change in control termination benefits for our Named Executive Officers would be as follows:

                                          Acceleration
                                              of
                          Salary &        Stock-Based     Continuance of      401(k)     Outplacement        Tax
                           Bonus           Awards(1)         Benefits          Plan        Services     Gross-Up(2)(3)      Total
                           -----           ---------         --------          ----        --------     --------------      -----
Thomas J. Hook           $1,861,850       $1,624,543        $  54,820         $22,500       $25,000       $1,000,680     $4,589,393

Thomas J. Mazza             861,600          297,038          137,061          22,500        25,000          421,676      1,764,875

Mauricio Arellano           778,140          280,448           48,041          22,500        25,000          378,218      1,532,347

Susan M. Bratton            793,867          273,845          142,691          22,500        25,000               --      1,257,903

Susan H. Campbell           788,533          279,509           44,341          22,500        25,000          352,890      1,512,773

(1) Based upon our closing stock price of $19.91 per share as of December 28, 2007.
(2) Computed based upon the assumption that equity awards are paid out in cash and does not consider the value that could be assigned to the non-compete agreement signed by Thomas J. Hook.
(3) It is assumed that the hypothetical transaction would result in a cash-out of the outstanding equity awards. In the event an actual transactional would occur in which equity awards were converted into equity awards of the buyer, then the value of the equity acceleration for tax purposes could be higher.

In exchange for the above, the terminated executive is required to sign a 36-month confidentiality agreement. In designing these agreements, we considered IRC ss.280G. IRC ss.280G denies a tax deduction for any and all excess parachute payments for corporations undergoing a change in control. In addition, the individual recipient of such payment must pay an extra 20% excise tax on the amount of the payment. IRC ss.280G provides a safe harbor from this excise tax if the present value of any parachute payments under a change in control does not exceed certain thresholds as defined in the IRC. Our change in control agreements provide that an executive is not entitled to a gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payments due to these executives would be reduced to the maximum that could be paid so that the value of the payment would not exceed the safe harbor threshold. To the extent the change in control parachute payment exceeds 110% of the safe harbor threshold, then the participant would be entitled to an excise tax gross-up payment, which is included in the amounts shown above.

Other Personal Benefits

In addition to the elements of compensation discussed above, we also provide senior level managers with various other benefits as follows:

      o     Education Assistance
      o     Life Insurance
      o     Long-Term Disability
      o     Executive Financial Planning
      o     Executive Physical
      o     Other Benefits

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives. These benefits also reduce the amount of time and attention that senior level managers must spend on personal matters and allow them to dedicate more time to our Company. We believe that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.

Education Assistance. All employees and their dependents are eligible to participate in our Education Assistance Program. This program is provided to support our innovation and commitment to improving our abilities. We believe that education will support the development of our employees for new positions and enhance their contributions to the achievement of our strategic goals. This program was pioneered by our founder, Wilson Greatbatch, who believed as we do that "education is always worth more than it costs in time, money and effort."

Under our Education Assistance Program we reimburse tuition, textbooks and laboratory fees for all of our employees and their dependents. All fulltime employees are eligible for 100% reimbursement upon the successful completion of a job related degree program. The dependent children benefit vests on a straight-line basis over ten years. For employees hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is the cost of tuition at the recognized local state university, which for 2007 was approximately $5,000. For employees hired prior to January 1, 2003 and for all of the Named Executive Officers effective January 1, 2007, there is no maximum limit for dependent children reimbursement. Minimum academic achievement is required in order to receive reimbursement under all Education Assistance Programs. In 2007, Thomas J. Mazza and Susan M. Bratton were the only Named Executive Officers who received benefits under this Program.

Life Insurance. Beginning in 2008, our executive officers will receive term life insurance paid by the Company equal to $5 million for the President & CEO (consistent with prior years) and $1 million for other executive officers. Additionally, the Company will reimburse the executive officers for any additional tax burden resulting from this benefit. This benefit was added based upon the recommendation of PricewaterhouseCoopers and deemed reasonable by Ernst & Young and approved by the Compensation Committee. We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Long-Term Disability. Beginning in 2008, our executive officers will receive long-term disability insurance paid by the Company equal to 60% of salary plus STIC at the 100% level, with no cap. Additionally, the Company will reimburse the executive officers for any additional tax burden resulting from this benefit. This benefit was added based upon the recommendation of PricewaterhouseCoopers and deemed reasonable by Ernst & Young and approved by the Compensation Committee. We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning. Senior level managers are eligible for reimbursement of financial planning services. Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years ($3,000 for the President & CEO). Qualified expenses include income tax preparation, estate planning and investment planning, among others.

Executive Physical. We have partnered with regional hospitals to provide senior level managers with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical well being and health of our senior level managers. We believe this program is in the best long-term interest of our stockholders.

Other Benefits. Senior level managers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other employees of the Company. Some of the more significant of these benefits include medical, dental and vision insurance, as well as relocation reimbursement and vacation.

Employment Agreements

The Company has entered into an employment agreement with Thomas J. Hook. No other Named Executive Officers has an employment agreement.

We entered into an employment agreement with Mr. Hook in order to secure his services upon his appointment as President & Chief Executive Officer. That agreement provides certain benefits in addition to the other benefits discussed elsewhere in this section as follows:

      a. Term extends through December 31, 2009 with automatic 1 year renewals after that;
      b. Grant of 25,000 shares of non-qualified options and 50,000 shares of restricted stock that vest 25% on December 31, 2008, 25% on December 31, 2009 and 50% on December 31, 2010;
      c. Company financed term life insurance policy of at least $5 million in face value;
      d. In the event of death or disability - i) salary and fringe benefit continuation through the term of the contract or one year whichever is longer; and ii) immediate vesting of all non-vested equity based awards, except SALT awards;
      e. In the event of termination without cause or with good reason - i) one year salary and STIC incentive payment; and ii) immediate vesting of all non-vested equity based awards, except SALT awards. Right to exercise vested options upon termination is extended to twelve months; and
      f. Non-compete agreement during the term of the contract and 24 months from the date of last payment under the contract.

The following table presents the benefits that would be received by Mr. Hook in the event of a hypothetical termination as of December 28, 2007 as follows:

                                                      Acceleration
                                                           of                                           Tax and
                                        Salary &       Stock-Based     Continuance of      401(k)      Financial
                                          Bonus         Awards(1)         Benefits          Plan        Planning        Total
                                          -----         ---------         --------          ----        --------        -----
Permanent Disability                   $  905,600      $1,624,543       $   44,120       $   22,500    $   10,700    $2,607,463
Death                                     905,600       1,624,543           44,120               --            --     2,574,263
Termination Without Cause                 815,040       1,624,543               --               --            --     2,439,583
Termination With Good Reason              815,040       1,624,543               --               --            --     2,439,583
Termination for Cause                          --              --               --               --            --            --
Termination Without Good Reason                --              --               --               --            --            --
Retirement                                     --       1,624,543               --               --            --     1,624,543

(1) Based upon our closing stock price of $19.91 per share as of December 28, 2007.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

                          Respectively submitted,

                          William B. Summers, Jr. (Chair)
                          Peter H. Soderberg
                          Thomas S. Summer

                          Members of the Compensation and Organization Committee

                               Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal year 2007 and 2006. We have entered into an employment agreement with Thomas J. Hook - see the "Employment Agreements" section of the Compensation Discussion and Analysis for further discussion. The Named Executive Officers were not entitled to receive payments which would be characterized as "Bonus" payments for fiscal year 2007 or 2006. Total cash compensation, which includes salary and non-equity incentive plan compensation, is based on individual performance as well as on the overall performance of the Company as more fully described in the "Base Salary" and "Annual Cash Incentives" sections of the Compensation Discussion and Analysis. Generally, the emphasis that is placed on stock-based compensation increases as the level of responsibility of the individual employee increases.

                                                                                              Non-Equity
      Name and Principal                                              Stock       Option       Incentive     All Other
           Position                   Year   Salary(1)    Bonus     Awards(2)    Awards(3)    Plan Comp.(4)    Comp.(5)     Total
           --------                   ----   ---------    -----     ---------    ---------    -------------    --------     -----
Thomas J. Hook                        2007  $  448,231    $ --    $  439,586    $  639,882    $  527,421    $   41,511    $2,096,631
President & Chief Executive Officer   2006     378,558      --       168,377       356,264       646,000        49,494     1,598,693
Thomas J. Mazza                       2007     247,962      --        92,211       147,074       242,089        76,005       805,341
Senior Vice President & Chief         2006     215,654      --        20,041       112,028       292,600        40,077       680,400
Financial Officer
Mauricio Arellano                     2007     228,962      --        85,708       143,794       223,161        76,079       757,704
Senior Vice President, CRM and        2006     201,808      --        19,570        94,480       254,410        27,109       597,377
Neuromodulation
Susan M. Bratton                      2007     228,962      --        86,377       120,340       223,161        72,132       730,972
Senior Vice President, Commercial     2006     205,769      --        22,105        90,602       254,410        70,693       643,579
Susan H. Campbell                     2007     228,962      --        87,484       131,163       223,161        21,544       692,314
Senior Vice President, Global         2006     205,769      --        21,373        98,526       254,410        23,474       603,552
Manufacturing and Supply Chain

(1) The amounts indicated represent the dollar value of base salary earned during fiscal year 2007 and 2006.
(2) The amounts indicated represent the aggregate dollar amount of compensation expense related to restricted stock and restricted stock unit awards granted that was recognized in our financial statements during 2007 and 2006 and includes amounts from awards granted prior to 2006. The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2008.
(3) The amounts indicated represent the aggregate dollar amount of compensation expense related to stock option awards granted that was recognized in our financial statements during 2007 and 2006 and includes amounts from awards granted prior to 2006. The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2008.
(4) The amounts indicated represent cash awards earned in fiscal year 2007 and paid in fiscal year 2008 and cash awards earned in fiscal year 2006 and paid in fiscal year 2007 under our STIC Program. See "Annual Cash Incentives" section of the Compensation Discussion and Analysis.
(5) The amounts indicated include cash and stock we contributed for fiscal year 2007 and 2006 to the respective employees' 401(k) plan account, term life insurance premiums paid by the Company for the benefit of the Named Executive Officers, tax gross-ups related to certain perquisites as well as other perquisites. The dollar value of cash and stock contributed to the 401(k) plan, term life insurance premiums paid and perquisites is as follows. No other item exceeded $10,000 in value:

                                           401(k)       Term Life Insurance
                                Year    Contribution         Premiums           Perquisites
                                ----    ------------         --------           -----------
       Thomas J. Hook           2007       $15,956            $12,900             $ 12,655
                                2006        14,975             12,900               21,492
       Thomas J. Mazza          2007        15,975                 --               60,030
                                2006        15,512                 --               24,459
       Mauricio Arellano        2007        15,975                 --               60,104
                                2006        14,404                 --               12,473
       Susan M. Bratton         2007        15,975                 --               56,157
                                2006        14,633                 --               54,949
       Susan H. Campbell        2007        15,975                 --                5,569
                                2006        14,610                 --                8,707

Perquisites for the Named Executive Officers were comprised of the following. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except as noted:

                                                                                                                           Personal
                                                                                                                            use of
                                                                 Dependent                           Service               Company
                                Car      Financial Executive     Education   Vacation                  Award/  Personal     Provided
                     Year  Allowance(1)  Planning   Physical   Assistance(2)  Payout    Relocation    Gifts    Travel     Cell-Phone
                     ----  ------------  --------   --------   -------------  ------    ----------    -----    ------    -----------
Thomas J. Hook       2007        X          X                                                           X         X           X
                     2006        X          X          X                                                X         X           X
Thomas J. Mazza      2007        X                                $46,360       X                       X                     X
                     2006        X          X                        X          X                       X                     X
Mauricio Arellano    2007        X          X                                   X         $39,353       X         X           X
                     2006        X          X                                                                     X           X
Susan M. Bratton     2007        X          X          X          $48,425                               X                     X
                     2006        X                                 43,271                               X         X           X
Susan H. Campbell    2007        X                                                                      X                     X
                     2006        X                                                                                            X

(1)   This benefit was discontinued in March 2007.
(2) Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See "Education Assistance" section of the Compensation Discussion and Analysis.

2007 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2007. All stock-based awards in 2007 were granted under our 2005 Stock Incentive Plan. Under the 2005 Stock Incentive Plan, all stock options expire 10 years from the date of grant and acceleration of vesting occurs for time-based awards upon a change in control. Acceleration of vesting does not automatically occur upon death, disability or retirement.

Prior to vesting, employees who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company in respect to those shares, including the right to receive dividends and vote. We did not pay any cash dividends in 2007 and currently intend to retain all earnings to further develop and grow our business.

                                                                                        All
                                                                                       Other       All Other                Grant
                      Estimated Future Payouts Under     Estimated Future Payouts      Stock        Option                   Date
                         Non-Equity Incentive Plan      Under Equity Incentive Plan    Awards:      Awards:                  Fair
                                Awards(1)                        Awards(2)             Number      Number of   Exercise    Value of
                      -------------------------------------------------------------   of Shares   Securities   Price of    Stock and
            Grant                             Maxi-                          Maxi-    of Stock    Underlying    Option      Option
   Name     Date      Threshold    Target      mum     Threshold    Target    mum     or Units     Options      Awards     Awards(4)
   ----     ----      ---------    ------      ---     ---------    ------    ---     --------     -------      ------     ---------
                                                          (#)        (#)      (#)      (#)(3)       (#)(3)      ($/Sh)
Thomas J.
Hook                  $181,120   $ 362,240  $ 724,480      -         -         -          -           -        $    -     $  N/A
            3/6/07        -          -          -          -         -         -       12,592      31,481        25.50      652,591
            5/22/07       -          -          -          -       37,920      -          -           -          29.65      552,494
Thomas J.
Mazza                   83,135     166,270    332,540      -         -         -          -           -            -         N/A
            3/6/07        -          -          -          -         -         -        3,257       8,143        25.50      168,799
            5/22/07       -          -          -          -        8,407      -        9,607         -          29.65      407,338
Mauricio
Arellano                76,635     153,270    306,540      -         -         -          -           -            -         N/A
            3/6/07        -          -          -          -         -         -        2,991       7,478        25.50      155,014
            5/22/07       -          -          -          -        7,721      -        8,823       3,794        29.65      422,433
Susan M.
Bratton                 76,635     153,270    306,540      -         -         -          -           -            -         N/A
            3/6/07        -          -          -          -         -         -        2,991       7,478        25.50      155,014
            5/22/07       -          -          -          -        7,721      -        8,823         -          29.65      374,097
Susan H.
Campbell                76,635     153,270    306,540      -         -         -          -           -            -         N/A
            3/6/07        -          -          -          -         -         -        2,991       7,478        25.50      155,014
            5/22/07       -          -          -          -        7,721      -        8,823       1,897        29.65      398,265

(1) The amounts indicated represent potential cash awards that could be paid under our STIC Program. Awards can range from 50% to 200% of the target amount if 75% to 133% of the performance metric is achieved, respectively. Award would be $0 if threshold target is not achieved. See "Annual Cash Incentives" section of the Compensation Discussion and Analysis for discussion of this program. See the "Non-Equity Incentive Plan Comp." column of the Summary Compensation Table above for the actual amounts earned, which were paid in 2008.
(2) The amounts indicated represent performance-based non-qualified stock options that were awarded under our SALT Program. The 2007 SALT Program awards vest either at 100% or 0% on December 31, 2010 depending on whether or not the Company achieves certain three-year performance measures. See the "Long-Term Equity Awards" section of the Compensation Discussion and Analysis for discussion of this program.
(3) The amounts indicated represent non-qualified stock option and restricted stock awards that were granted under our LTIP program. The LTIP Program stock option awards vest 25% at the end of each year, including the year of grant. The LTIP Program restricted stock awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth year. See the "Long-Term Equity Awards" section of the Compensation Discussion and Analysis for discussion of this program.
(4) The valuation of stock options and restricted stock are based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2008.

Outstanding Equity Awards at 2007 Fiscal Year-End

The table beginning on the following page summarizes the number and terms of stock option and restricted stock awards outstanding for each of the Named Executive Officers as of December 28, 2007.

                                        Option Awards                                                  Stock Awards
          --------------------------------------------------------------------  ----------------------------------------------------
                                                                                                                           Equity
                                                                                                                          Incentive
                                                                                                              Equity        Plan
                                                                                                             Incentive     Awards:
                                                Equity                                                         Plan       Market or
                                               Incentive                                 Number               Awards:      Payout
                                                 Plan                                     of                 Number of    Value of
                                                Awards:                                  Shares    Market     Unearned    Unearned
                  Number of      Number of    Number of                                   of      Value of    Shares,      Shares,
                  Securities    Securities    Securities                                 Stock    Shares of   Units or     Units or
                  Underlying    Underlying    Underlying                        Stock     That      Stock      Other        Other
          Option  Unexercised  Unexercised    Unexercised  Option     Option    Award     Have    That Have   Rights     Rights That
           Grant    Options      Options       Unearned   Exercise  Expiration  Grant      Not       Not     That Have     Have Not
    Name   Date   Exercisable  Unexercisable   Options      Price      Date      Date    Vested   Vested(4)  Not Vested     Vested
    ----   ----   -----------  -------------   -------      -----      ----      ----    ------   ---------  ----------     ------
                    (#)(1)        (#)(1)        (#)(2)                                   (#)(3)                 (#)
Thomas J.
Hook       9/1/04   31,558        18,442          -         $16.70    8/31/14   10/5/04   5,000   $  99,550      -            -
          3/31/05   14,056         4,686          -          18.24    3/30/15   2/11/05   7,000     139,370      -            -
          5/24/05      242           258          -          24.62    5/23/15   3/31/05   1,114      22,180      -            -
           6/8/05     -           25,431          -          23.60     6/7/15   2/12/06   2,523      50,233      -            -
          2/12/06   12,612        12,613          -          25.22    2/11/16   8/8/06   50,000     995,500      -            -
           8/8/06     -           25,000        41,996       22.38     8/7/16   3/6/07   12,592     250,707      -            -
           3/6/07    7,870        23,611          -          25.50     3/5/17      -       -             -       -            -
          5/22/07     -              -          37,920       29.65    5/21/17      -       -             -       -            -

Thomas J.
Mazza    11/10/03    4,122            543         -         $37.51    11/9/13   10/1/04     200   $   3,982      -            -
           7/1/04    2,800            -           -          27.50    6/30/14   3/31/05     421       8,382      -            -
          2/11/05    2,420          2,580         -          16.99    2/10/15   2/12/06     908      18,078      -            -
          3/31/05    5,305          1,769         -          18.24    3/30/15   3/6/07    3,257      64,847      -            -
           6/8/05     -             6,684         -          23.60     6/7/15   5/22/07   9,607     191,275      -            -
          2/12/06    4,540          4,541         -          25.22    2/11/16      -       -             -       -            -
           8/8/06     -               -          8,695       22.38     8/7/16      -       -             -       -            -
           3/6/07    2,035          6,108         -          25.50     3/5/17      -       -             -       -            -
          5/22/07     -              -           8,407       29.65    5/21/17      -       -             -       -            -

Mauricio
Arellano 11/10/03    1,719            227         -         $37.51    11/9/13   10/1/04   1,000   $  19,910      -            -
          5/25/04    3,200          1,800         -          26.65    5/24/14   3/31/05     389       7,745      -            -
           7/1/04    1,875            -           -          27.50    6/30/14   2/12/06     747      14,873      -            -
          3/31/05    4,901          1,634         -          18.24    3/30/15   3/6/07    2,991      59,551      -            -
           6/8/05     -             6,176         -          23.60     6/7/15   5/22/07   8,823     175,666      -            -
          2/12/06    3,733          3,734         -          25.22    2/11/16      -       -             -       -            -
           8/8/06     -               -          8,142       22.38     8/7/16      -       -             -       -            -
           3/6/07    1,869          5,609         -          25.50     3/5/17      -       -             -       -            -
          5/22/07     -             3,794        7,721       29.65    5/21/17      -       -             -       -            -

                                        Option Awards                                                  Stock Awards
          --------------------------------------------------------------------  ----------------------------------------------------
                                                                                                                           Equity
                                                                                                                          Incentive
                                                                                                              Equity        Plan
                                                                                                             Incentive     Awards:
                                                Equity                                                         Plan       Market or
                                               Incentive                                 Number               Awards:      Payout
                                                 Plan                                     of                 Number of    Value of
                                                Awards:                                  Shares    Market     Unearned    Unearned
                  Number of      Number of    Number of                                   of      Value of    Shares,      Shares,
                  Securities    Securities    Securities                                 Stock    Shares of   Units or     Units or
                  Underlying    Underlying    Underlying                        Stock     That      Stock      Other        Other
          Option  Unexercised  Unexercised    Unexercised  Option     Option    Award     Have    That Have   Rights     Rights That
           Grant    Options      Options       Unearned   Exercise  Expiration  Grant      Not       Not     That Have     Have Not
    Name   Date   Exercisable  Unexercisable   Options      Price      Date      Date    Vested   Vested(4)  Not Vested     Vested
    ----   ----   -----------  -------------   -------      -----      ----      ----    ------   ---------  ----------     ------
                    (#)(1)        (#)(1)        (#)(2)                                   (#)(3)                 (#)
Susan M.
Bratton
         12/31/98    1,620            -           -         $15.00    12/30/08  11/15/02    200   $   3,982      -            -
          9/24/99      402            -           -          15.00    9/23/09   11/1/03     200       3,982      -            -
           1/1/00    1,880            -           -          15.00    12/31/09  10/1/04     200       3,982      -            -
          2/16/00    1,000            -           -          15.00    2/15/10   3/31/05     423       8,422      -            -
           1/1/01    1,178            -           -          28.25    12/31/10  2/12/06     769      15,311      -            -
           2/5/01    1,350            -           -          20.64    2/4/11    3/6/07    2,991      59,551      -            -
          5/18/01    4,000            -           -          32.48    5/17/11   5/22/07   8,823     175,666      -            -
           1/1/02    2,037            -           -          25.82    12/31/11     -       -             -       -            -
          7/26/02    5,000            -           -          25.36    7/25/12      -       -             -       -            -
           7/1/03    5,000            -           -          35.70    6/30/13      -       -             -       -            -
           7/1/04    5,600            -           -          27.50    6/30/14      -       -             -       -            -
          3/31/05    5,334          1,778         -          18.24    3/30/15      -       -             -       -            -
           6/8/05     -             6,721         -          23.60    6/7/15       -       -             -       -            -
          2/12/06    3,843          3,843         -          25.22    2/11/16      -       -             -       -            -
           8/8/06     -               -          8,142       22.38    8/7/16       -       -             -       -            -
           3/6/07    1,869          5,609         -          25.50    3/5/17       -       -             -       -            -
          5/22/07     -               -          7,721       29.65    5/21/17      -       -             -       -            -

Susan H.
Campbell
           5/9/03    3,140            412         -         $33.78    5/8/2013  11/1/03     200   $   3,982      -            -
           7/1/03    3,750           -            -          35.70    6/30/13   10/1/04     700      13,937      -            -
           7/1/04    2,800           -            -          27.50    6/30/14   3/31/05     411       8,183      -            -
          10/5/04    2,500           -            -          17.77    10/4/14   2/12/06     769      15,311      -            -
          3/31/05    5,190          1,730         -          18.24    3/30/15   3/6/07    2,991      59,551      -            -
           6/8/05     -             6,539         -          23.60    6/7/15    5/22/07   8,823     175,666      -            -
          2/12/06    3,843          3,843         -          25.22    2/11/16      -       -             -       -            -
           8/8/06     -              -           8,142       22.38    8/7/16       -       -             -       -            -
           3/6/07    1,869          5,609         -          25.50    3/5/17       -       -             -       -            -
          5/22/07     -             1,897        7,721       29.65    5/21/17      -       -             -       -            -

(1)   Stock option awards become exercisable as follows:

          Option Grant Date                                              Vesting Schedule
          -----------------                                              ----------------
5/18/01, 5/9/03, 11/10/03, 5/25/04,     See Other Equity Based Compensation discussion within the "Long-Term Equity
9/1/04, 2/11/05, 5/24/05                Awards" section of the Compensation Discussion and Analysis. The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year.
                                        Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The historical vesting of these awards is as follows: 1997 - 20.0%;
                                        1998 - 21.95%; 1999 - 0.0%; 2000 - 20.0%; 2001 - 26.9%; 2002 - 15.1%; 2003 -
                                        24.4%; 2004 - 15.6%; 2005 - 24.4%; 2006 24.0%; and 2007 16.0%.

5/22/07                                 See Other Equity Based Compensation discussion within the "Long-Term Equity
                                        Awards" section of the Compensation Discussion and Analysis. The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year.
                                        Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The historical vesting of these awards is as follows: 2007 - 20.0%.

12/31/98, 1/1/00, 1/1/01, 1/1/02        Stock options become exercisable 33 1/3% on the anniversary of the grant date each year for three years following the date of grant.

9/24/99, 2/16/00, 2/5/01, 7/26/02,      Stock options become exercisable 33 1/3% on the last day of each fiscal year for
7/1/03, 7/1/04, 10/5/04                 three years following the date of grant, including the year of grant.

3/31/05, 2/12/06, 3/6/07                See LTIP Program discussion within the "Long-Term Equity Awards" section of the
                                        Compensation Discussion and Analysis. Stock options become exercisable 25% on the last day of each fiscal year for four years following the date of grant, including the year of grant.

6/8/05                                  The performance metrics for these awards have been met.  Thus, stock options become exercisable on December 31, 2008 with continued employment to that date.

8/8/06                                  Stock option becomes exercisable 25% on December 31, 2008, 25% on December 31,
                                        2009 and 50% on December 31, 2010.

(2)   Stock option awards become exercisable as follows:

          Option Grant Date                                              Vesting Schedule
          -----------------                                              ----------------
8/8/06                                  See SALT Program discussion within the "Long-Term Equity Awards" section of the
                                        Compensation Discussion and Analysis. Stock options become exercisable on December
                                        31, 2009 if certain performance goals are met.

5/22/07                                 See SALT Program discussion within the "Long-Term Equity Awards" section of the
                                        Compensation Discussion and Analysis. Stock options become exercisable on December
                                        31, 2010 if certain performance goals are met.

(3)   Stock awards vest as follows:

        Stock Award Grant Date                                           Vesting Schedule
        ----------------------                                           ----------------
11/15/02, 11/1/03, 10/1/04, 10/5/04,    Stock awards vest upon the achievement of certain earnings per share targets.
2/11/05                                 Notwithstanding the foregoing, the awards vest in full on the seventh anniversary of the grant date if employment with the Company has not terminated.  The earnings per share targets are as follows: 2002 grant - $2.00; 2003 grant - $2.40; and 2004
                                        & 2005 grants - $2.88.

3/31/05, 2/12/06, 3/6/07                See LTIP Program  discussion  within the "Long-Term  Equity Awards"  section of the
                                        Compensation  Discussion  and  Analysis.  Stock  awards  vest 50% at the end of the second year  following  the year of grant,  including  the year of grant and 25% at the end of the third and fourth year.

8/8/06                                  Stock award vests 25% on December 31, 2008, 25% on December 31, 2009 and 50% on
                                        December 31, 2010.

5/22/07                                 See Other Equity Based Compensation discussion within the "Long-Term Equity
                                        Awards" section of the Compensation Discussion and Analysis. Stock awards vest 50%
                                        at the end of the second year following the year of grant, including the year of grant and 25% at the end of the third and fourth year.

(4) Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on December 28, 2007 of $19.91 and the number of unvested shares.

2007 Option Exercises and Stock Vested

      The following table summarizes the number of stock option awards exercised and the value realized upon exercise during 2007 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.

                                        Option Awards                       Stock Awards
                                ------------------------------        ---------------------------
                                                                       Number of
                                   Number of          Value              Shares          Value
                                Shares Acquired    Realized on        Acquired on     Realized on
               Name             on Exercise (#)    Exercise(1)        Vesting (#)     Vesting(2)
               ----             ---------------    -----------        -----------     ----------
         Thomas J. Hook               --            $     --             3,635          $ 72,373

         Thomas J. Mazza              --                  --             1,328            26,440

         Mauricio Arellano            --                  --             1,134            22,578

         Susan M. Bratton          4,500             111,362             1,190            23,693

         Susan H. Campbell            --                  --             1,179            23,474

(1) Based upon the difference between the price of the Company's Common Stock on the New York Stock Exchange at the time of exercise and the exercise price for the stock options exercised.

(2) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables

These tables are not required as we do not offer our Named Executive Officers the pension or nonqualified deferred compensation benefits required to be reported in these tables. See the "Change in Control Agreements" and "Employment Agreements" section of the Compensation Discussion and Analysis for a description of potential post-employment payments.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the "Guidelines") for the Company that reflect the Company's commitment to good corporate governance. The full text of the Guidelines is posted in the Investor Relations section of the Company's website at www.greatbatch.com under "Governance."

The Board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Company. The full text of the code is posted in the Investor Relations section of the Company's website. The Company intends to post on its website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that relates to any element of the standards enumerated in the rules of the Securities and Exchange Commission.

A copy of the Guidelines and the Code of Business Conduct and Ethics may be obtained without charge by any stockholder of record by written request made to the Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

Board Independence

Except for Mr. Hook and Edward F. Voboril, the former Chairman of the Board who retired on January 31, 2008, all of the Company's directors are independent under the standards set by the New York Stock Exchange's Corporate Governance Listing Standards, as amended, and consistent with the Company's Guidelines. The Guidelines specify the criteria by which the independence of the Company's directors will be determined and provide that a director is independent if the director is neither a current or former employee or officer of the Company, the director does not receive any remuneration from the Company, either directly or indirectly, in any capacity other than as a director, and the director is not a partner or controlling stockholder or executive officer of any organization that has a business relationship with the Company. When making an independence determination, the Board endeavors to consider all relevant facts and circumstances.

In making determinations of independence, the Board also uses categorical standards set forth by the New York Stock Exchange to assist it in making independence determinations. Under these standards, absent other material relationships with the Company that the Board believes to jeopardize a director's independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with the Company: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years;

employment with another company where any executive officers of the Company serve on that company's compensation committee during any of the past three years; being an executive officer of a charitable organization to which the Company contributed the greater of $1 million or 2% of such charitable organization's consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues.

In accordance with the Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered the materiality of any relationships with the Company from the director's perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Pursuant to the Guidelines and following the review described above, the Board has affirmatively determined that no current director has a material relationship with the Company that is inconsistent with a determination of independence, except Mr. Hook. Therefore, the Board affirmatively determined that all the current directors, with the exception of Mr. Hook, are independent.

Meetings and Committees of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating and Science and Technology Development Committees. Each committee has a written charter posted on the Investor Relations section of the Company's website under "Governance." Copies of the charters may be obtained without charge by any stockholder of record by written request made to the Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

The Board held twelve meetings in 2007. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which each director served. All of the Company's directors attended the 2007 annual meeting of stockholders. The Company requests, but has no formal policy regarding director attendance at its annual meeting of stockholders.

Audit Committee - The Audit Committee consists of Messrs. Summer (Chair), Melia, Summers and Wareham. In January 2008, Mr. Summer notified the Company that he will not stand for re-election at its 2008 Annual Meeting of Stockholders because of responsibilities associated with a new employment position that he recently accepted. Mr. Summer will complete his current term as a director of the Company and Chair of the Audit Committee, which continues until the 2008 Annual Meeting of Stockholders. Mr. Melia has been designated as the successor to Mr. Summer to serve as Chair of the Audit Committee after the 2008 Annual Meeting of Stockholders. The Audit Committee's primary purpose is assisting the Board in overseeing the (i) integrity of the Company's financial statements,
(ii) Company's compliance with legal and regulatory requirements, (iii) the Company's independent registered public accounting firm qualifications and independence, (iv) performance of the Company's internal audit function and independent registered public accounting firm and (v) Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Audit Committee had nine meetings in 2007.

Compensation and Organization Committee - The Compensation and Organization Committee consists of Messrs. Summers (Chair), Soderberg and Summer. The Compensation and Organization Committee's primary purpose is establishing the Company's executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation and Organization Committee also administers the Company's 1997 and 1998 Stock Option Plans, the Company's 2002 Restricted Stock Plan and the Company's 2005 Stock Incentive Plan. The Compensation and Organization Committee had seven meetings in 2007.

Corporate Governance and Nominating Committee - The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), Messrs. Sanford and Soderberg, Dr. Miller and Dr. Wisniewski. The Corporate Governance and Nominating Committee identifies qualified individuals to become members of the Board, recommends to the Board the selection of director nominees, develops and recommends to the Board a set of corporate governance principles applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee reviews with the Board, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account their independence, age, skills, experience and availability for service. The Corporate Governance and Nominating Committee recommends director nominees to the Board considering the factors discussed above, provided that no director may sit on the board of, or beneficially own stock in (other than through mutual funds or similar non-discretionary, undirected arrangement), any of the Company's competitors in its principal lines of business. The Corporate Governance and Nominating Committee may, and has sole authority to, retain a search firm to assist in identifying qualified director candidates. Kevin C. Melia and Dr. Helena S. Wisniewski each were initially identified as a potential candidate for election to the Board by a search firm retained by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee's policy is to consider director candidates recommended from all sources, including stockholder recommendations, to the extent those candidates will improve the Board's composition based on the factors discussed above. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company's executive offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate's name, biographical information, qualifications and availability for service. The Corporate Governance and Nominating Committee had seven meetings in 2007.

Science and Technology Development Committee - The Science and Technology Development Committee consists of Dr. Miller (Chair), Mrs. Bailey, Messrs. Hook, Melia and Wareham and Dr. Wisniewski. The Science and Technology Development Committee periodically examines management's direction and investment in the Company's research and development, as well as in its technology initiatives and advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Science and Technology Development Committee had five meetings in 2007.

Executive Sessions of the Board

The independent non-management directors, consisting of all current directors except for Mr. Hook, meet without management at regularly scheduled executive sessions at the conclusion of each regular quarterly Board meeting and at such other times as they deem appropriate.

Communications with the Board

Any stockholder or interested party who wishes to communicate with Board members or with the Chairman of the Board may do so electronically by sending an e-mail to Messrs. Sanford or Summer via the Whistleblower Information page of the Investor Relations section of the Company's website (www.greatbatch.com) under "Governance", by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Summer (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.

Compensation and Organization Committee Interlocks and Insider Participation

In fiscal year 2007, Messrs. Summer, Summers and Soderberg served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2007 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director.

Cash Compensation - For 2007, each non-employee director received an annual retainer of $30,000.

In addition to their annual retainer, directors received cash payments as follows:

     Lead Independent Director                              $20,000
     Audit Committee Chair                                  $10,000
     Compensation & Organization Committee Chair            $ 7,500
     Corporate Governance & Nominating Committee Chair      $ 5,000
     Science & Technology Committee Chair                   $ 5,000
     Committee Meeting Fees                                 $ 1,000 per meeting attended
                                                            $   500 per telephonic meeting

Equity Compensation - Equity-based compensation awarded to non-employee directors is based upon the guidelines of the LTIP Program. For 2007, each non-employee director received $60,000 of equity based compensation. The equity compensation was comprised of 1/2 non-qualified stock options and 1/2 restricted stock. The amount of stock options awarded is calculated using the Black-Scholes value of our stock on the date of grant. The amount of restricted shares granted is calculated using the closing price of the Company's Common Stock on the date of grant. For 2007, all equity-based awards vested immediately.

Retirement - Upon Board approved retirement, each outstanding director receives

      o     immediate vesting of any unvested equity-based awards; and
      o the right to exercise all outstanding stock options for a period of 3 years.

All awards and changes to director's compensation are approved by the Board.

The following table contains information concerning the total compensation earned by each individual who served as a director of Greatbatch during 2007, other than directors who are also Named Executive Officers:

                                                                                         Change in
                                  Fees                                                  Pension Value
                                Earned or                               Non-Equity          and
                                 Paid in      Stock       Option        Incentive       Non-Qualified    All Other
                                  Cash        Awards      Awards        Plan Comp.      Deferred Comp.     Comp.
         Name                    ($)(1)       ($)(2)      ($)(2)          ($)(3)         Earnings(3)       ($)(3)       Total ($)
         ----                    ------       ------      ------          ------         -----------       ------       ---------
Pamela G. Bailey             $   46,000    $   34,374    $   33,479    $       --        $       --      $       --    $  113,853
Kevin C. Melia                   16,500            --         5,439            --                --              --        21,939
Dr. Joseph A. Miller, Jr.        46,000        34,374        33,479            --                --              --       113,853
Bill R. Sanford                  56,000        34,374        33,479            --                --              --       123,853
Peter H. Soderberg               40,500        34,374        33,479            --                --              --       108,353
Thomas S. Summer                 51,000        34,374        33,479            --                --              --       118,853
William B. Summers, Jr.          50,500        34,374        33,479            --                --              --       118,353
John P. Wareham                  42,000        34,374        33,479            --                --              --       109,853
Edward F. Voboril(4)            228,942       811,109       846,791       267,500                --          40,550     2,194,892

(1) The amounts indicated represent the amount earned for retainers, committee meeting fees or, in the case of Mr. Voboril, payments made in accordance with an existing employment agreement, which were paid in cash. See note 4 below. For fiscal year 2007, each director was able to elect to receive all or a portion of his or her annual retainer in the form of Greatbatch Common Stock in lieu of cash. For 2007, all of the directors elected to receive 100% of their retainer in cash.
(2) The amounts indicated represent the aggregate dollar amount of compensation expense related to restricted stock and stock option awards granted that was recognized in our financial statements during 2007 and includes amounts from awards granted prior to 2007. The determination of this expense is based on the methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 26, 2008. In 2007, each non-employee director other than Mr. Melia received restricted stock awards and stock options with an aggregate grant date fair value of $34,374 and $29,993, respectively. Mr. Melia received stock options with an aggregate grant date fair value of $55,500. No director stock or option awards were repriced or materially modified during 2007. The aggregate number of stock options held by each director at December 28, 2007 was as follows: Pamela
      G. Bailey - 18,420; Kevin C. Melia - 5,000; Dr. Joseph A. Miller - 13,170; Bill R. Sanford Jr. - 18,420; Peter H. Soderberg - 18,420; Thomas S. Summer - 13,420; William B. Summers, Jr. - 18,420; John P. Wareham - 12,920; and Edward F. Voboril - 439,384. The aggregate number of stock awards held by Edward F. Voboril at December 28, 2007 was 73,475.
(3) The aggregate amount of perquisites and other personal benefits provided to any non-employee director did not exceed $10,000 in 2007. The amounts for Mr. Voboril which are in excess of $10,000 include: 401(k) Contribution - $15,298 and Auto allowance - $14,400. The remaining All Other Compensation relates to benefits received in accordance with Mr. Voboril's employment agreement. See note 4 below.
(4) Effective August 8, 2006, Mr. Voboril was succeeded by Mr. Hook as President & Chief Executive Officer but continued to serve as Chairman until his retirement on January 31, 2008. In order to ensure the successful implementation of his succession plan, in June 2006 the Company entered into an employment agreement with Mr. Voboril that provided certain benefits, including a base salary of $225,000 from January 1, 2007 to January 31, 2008 and an award of 50,879 shares of Common Stock on December 31, 2007.

On December 10, 2007, the Board, on the recommendation of the Corporate Governance and Nominating Committee of the Board, approved a new compensation program for non-employee Directors effective beginning in 2008. Consistent with current best practices, the Board reviews, with the assistance of information provided by Ernst & Young, director compensation every 2 to 3 years. The last review was performed in 2005.

Under the new program, the annual cash retainer will be $30,000. For each meeting of the Board in excess of five attended by a Director in any calendar year, the Director will be paid a meeting fee of $1,000. The Company will pay $1,000 for each Board committee meeting attended in person or telephonically. In the case of a committee chairperson, additional retainers will be paid as follows: Audit Committee chair, $20,000; Compensation and Organization Committee chair, $15,000; Corporate Governance and Nominating Committee chair, $10,000; and Science and Technology Development Committee chair, $10,000.

In addition, each non-employee director will receive an annual incentive award under the Company's 2005 Stock Incentive Plan equal in value to $120,000 and consisting of 1/2 in shares of Common Stock (based on the closing price of the Common Stock on the date of grant) and 1/2 in stock options (computed using the Black-Scholes method), each of which vests on the last day of the fiscal year in which the award was made.

The Non-Executive Chairman will be paid an additional annual cash retainer of $40,000 and annual additional equity compensation of $60,000. The additional equity compensation shall be awarded at the same time and in the same manner as the annual equity compensation paid to each non-employee Director. The stock options granted will have an exercise price equal to the closing price of the Common Stock as of the close of business on the grant date.

On the date a non-employee first becomes a member of the Board, such non-employee Director shall be granted a stock option award for Common Stock equal in value to $100,000. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock as of the close of business on the grant date. Each such stock option shall be exercisable in three equal annual installments beginning on the first occurrence of December 31 which is at least six months after the date of grant.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). A copy of the Company's policy on related person transactions is available in the Investor Relations section of the Company's website at www.greatbatch.com under "Governance." Under this policy, every proposed transaction between the Company and a director, executive officer, a nominee director, stockholder owning in excess of 5% of the Company or any immediate family member or entity of the foregoing persons involving an amount in excess of $100,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. In the event management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a related person transaction, the Chairperson of the Audit Committee may review and approve the related person transaction. The Chairperson of the Audit Committee will report any such approval to the Audit Committee at the next regularly scheduled meeting. All related person transactions are reported by the Audit Committee to the Board. In the event the Company becomes aware of a related person transaction that has not been approved, the matter shall be reviewed by the Audit Committee who shall evaluate all options available to the Company, including ratification, revision or termination of such transaction. The Audit Committee will also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee and shall take any such action as deemed appropriate under the circumstances. The Board has determined that there were no related person transactions as defined above that occurred in 2007.

Audit Committee Report

The Audit Committee currently consists of Messrs. Summer (Chair), Melia, Summers and Wareham, each of whom the Board has determined is "independent" in accordance with applicable laws and the listing standards of the New York Stock Exchange and qualifies as an "audit committee financial expert" under applicable rules of the Securities and Exchange Commission. The Audit Committee functions pursuant to a written charter, a copy of which is posted in the Investor Relations section of the Company's website at www.greatbatch.com under "Governance."

The Audit Committee reviewed and discussed the information contained in the 2007 first, second, third and fourth quarter earnings announcements with management of the Company and its independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2007 first, second and third quarters' Forms 10-Q and full year Form 10-K with management of the Company and its independent registered public accounting firm prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company's fiscal 2007 consolidated financial statements, the Audit Committee has:

      o reviewed and discussed with management the Company's audited consolidated financial statements as of and for fiscal 2007;

      o discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with those Charged with Governance, and SEC rule 2-07; and

      o received and reviewed the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for fiscal 2007.

                                    Respectfully submitted,

                                    Thomas S. Summer (Chair)
                                    Kevin C. Melia
                                    William B. Summers, Jr.
                                    John P. Wareham

                                    Members of the Audit Committee

                              STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company's 2009 Annual Meeting of Stockholders must submit such proposal so that the Company receives it by December 24, 2008. The proposal should be submitted to the Company's offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Vice President, General Counsel & Secretary of the Company. In addition, the Company's by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the Company's proxy statement, must be received by the Secretary of the Company not later than 90 days in advance of the anniversary date of the prior year's annual meeting, which for business proposed for the 2009 Annual Meeting is February 19, 2009.

                                  OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company's Annual Report on Form 10-K for fiscal year 2007 may be obtained without charge by any stockholder of record by written request made to Christopher J. Thome, Manager of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company's Annual Report on Form 10-K for fiscal year 2007 may be obtained through the Financial Information link of the Investor Relations section of the Company's website under "SEC Filings."

                                     By Order of the Board of Directors,


                                     /s/ Timothy G. McEvoy

                                     Timothy G. McEvoy
                                     Vice President, General Counsel & Secretary

Clarence, New York
April 23, 2008

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.       Please
                                                                                                                Mark Here
                                                                                                                for Address     |_|
                                                                                                                Change or
                                                                                                                Comments
                                                                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.    ELECTION OF DIRECTORS
                                                                                     FOR                   WITHHOLD
Nominees:                                                                    the nominees listed           AUTHORITY
01 Pamela G. Bailey                     06 Peter H. Soderberg                at left (except as         to vote for the
02 Thomas J. Hook                       07 William B. Summers, Jr.              marked to the             nominee(s)
03 Kevin C. Melia                       08 John P. Wareham                        contrary)             listed at left
04 Dr. Joseph A. Miller, Jr.            09 Dr. Helena S. Wisniewski
05 Bill R. Sanford                                                                   |_|                      |_|

(To withhold authority to vote for any individual nominee write his or her name in the space below):


----------------------------------------------------------------------------------------------------

2.    RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT             FOR       AGAINST      ABSTAIN
      REGISTERED PUBLIC ACCOUNTING FIRM FOR GREATBATCH, INC. FOR FISCAL YEAR
      2008.                                                                          |_|         |_|          |_|

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments.

                                                                       I PLAN TO ATTEND THE
                                                                       ANNUAL MEETING            |_|


Signature _________________________________________   Signature _________________________________________  Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^

                                 WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
                                          BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

                              Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                     ------------------------------------                    --------------------------------
                                 INTERNET                                              TELEPHONE
                       http://www.proxyvoting.com/gb                                1-866-540-5760
                     Use the internet to vote your proxy.                    Use any touch-tone telephone to
                     Have your proxy card in hand                OR          vote your proxy. Have your proxy
                     when you access the web site.                           card in hand when you call.
                     ------------------------------------                    --------------------------------

                  If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
              To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY                            GREATBATCH, INC.                          PROXY

                               10000 WEHRLE DRIVE
                            CLARENCE, NEW YORK 14031
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 2008

      The undersigned hereby appoints Thomas J. Mazza and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 10:00 a.m. on May 20, 2008 at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

      IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

      If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee's fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card.

        (Continued and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^